UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 12, 1998

                         COMMISSION FILE NUMBER: 1-13011

                            COMFORT SYSTEMS USA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                     76-0484996
               (State or other jurisdiction         (I.R.S. Employer
                     of incorporation)             Identification No.)



                                 THREE RIVERWAY
                                    SUITE 200
                              HOUSTON, TEXAS 77056
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 830-9600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On February 12, 1998, the Registrant acquired F&G Mechanical Corporation and Meadowlands Fire Protection Corp. (together, the "Businesses Acquired"), which are engaged in the mechanical contracting business, primarily relating to heating, ventilation, air conditioning and fire suppression sprinklers. The consideration for the acquisitions consisted of an aggregate of 1,432,434 shares of the common stock of the Registrant and approximately $7.5 million in cash. The consideration paid by the Registrant in the acquisitions, the cash portion of which constituted borrowing under the Company's credit line, was determined through arm's length negotiations between representatives of the Registrant and the Businesses Acquired.

      Prior to the transactions, the Businesses Acquired employed vehicles, equipment and other miscellaneous personal property in the operation of mechanical contracting businesses, and the Registrant intends that each business will continue such activities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The Registrant believes that it is impractical to provide financial statements of the Businesses Acquired on the date of this filing, and will, if required, file such financial statements when available but not later than sixty (60) days after the date on which this Current Report on Form 8-K must be filed.

     (B)  PRO FORMA FINANCIAL INFORMATION

         The Registrant believes that it is impractical to provide pro forma financial information reflecting the Registrant's acquisitions, the Registrant will, if required, file such financial information when available but not later than sixty (60) days after the date on which this Current Report on Form 8-K must be filed.

     (C)  EXHIBITS


          2.1 Agreement and Plan of Merger dated February 12, 1998, by and among the Registrant, F&G Mechanical Corporation, Salvatore Fichera and Salvatore P. Giardina.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COMFORT SYSTEMS USA, INC.


                                          By:/s/ WILLIAM GEORGE
                                                 William George, Vice President

Date: February 25, 1998

                                  EXHIBIT INDEX

2.1  Agreement and Plan of Merger dated February 12, 1998,        FILED HEREWITH
     by and among the Registrant, F&G Mechanical Corporation, Salvatore Fichera and Salvatore P. Giardina.